Exhibit 99.5
Teleflex Announces Intent to Separate into Two Publicly Traded Companies

-Teleflex to create a new, independent publicly traded company (“NewCo”) consisting of Teleflex’s Urology, Acute Care, and OEM businesses.
-Teleflex RemainCo (“RemainCo”) will consist of Teleflex’s Vascular Access, Interventional, and Surgical businesses – focusing on high-growth, high-acuity, primarily hospital-focused emergent end markets.
-Separation expected to position RemainCo to deliver 6%+ constant currency revenue growth post-separation, to be accretive to Teleflex adjusted gross margin, initially neutral to Teleflex adjusted operating margin, and drive double-digit EPS growth in the first full year post separation.
-Separation will position each company to accelerate its growth profile with a simplified operating model, streamlined manufacturing footprint, better allocation of resources and increased management focus.
-Transaction intended to take the form of a distribution of newly issued shares of NewCo to shareholders that is tax-free for U.S. tax purposes and is expected to be completed mid-2026.
Wayne, Pa., February 27, 2025 - Teleflex Incorporated (NYSE:TFX), a leading global provider of medical technologies, today announced that following a comprehensive business portfolio evaluation, its Board of Directors has authorized Teleflex management to pursue a plan to separate the company’s Urology, Acute Care, and OEM businesses into a new, independent, publicly traded company via a distribution of newly issued shares of NewCo to shareholders that is tax-free for U.S. tax purposes.

“The decision to pursue this separation was driven by our active portfolio management process and focus on driving shareholder value,” said Liam Kelly, Teleflex's Chairman, President and Chief Executive Officer. “Following the separation, RemainCo will be well-positioned to accelerate growth in attractive, primarily hospital-focused, emergent end markets, with a simplified operating model, streamlined manufacturing footprint and increased management focus. We expect RemainCo to have increased flexibility to invest in and better compete in the markets in which it will operate with a focus on enhanced innovation. We believe NewCo will also emerge poised to deliver greater value via its enhanced ability to identify, invest in, and capitalize on the opportunities unique to its end markets. This transaction is designed to optimize the positioning of both companies in order to better meet the needs of patients and customers and maximize value for shareholders.”

Teleflex RemainCo to Sharpen Focus on High-Growth, High-Acuity End Markets

RemainCo, with approximately $2.1 billion in revenue in 2024 (pro forma for our announced acquisition of substantially all of Biotronik’s Vascular Intervention business), will focus on attractive, high-growth end markets addressing emergent procedures performed primarily in the hospital setting across the Intensive Care Unit, Emergency Department, Catheter Lab, and Operating Room. The product portfolio will be highly complementary with significant breadth across the hospital, with leading market positions and opportunities for growth across three core product categories:
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-Vascular Access, offering devices that facilitate a variety of critical care therapies and other applications with a focus on helping reduce vascular-related complications. These products primarily consist of our Arrow branded catheters, catheter navigation and tip positioning systems, and our intraosseous access systems. Post-separation, Vascular Access will also include our emergency medicine portfolio, including our hemostatic products branded under our QuikClot trade name.
-Interventional, offering devices that facilitate a variety of applications to diagnose and deliver treatment of coronary and peripheral vascular disease. These products primarily consist of a variety of coronary catheters and structural heart support devices used by interventional cardiologists, interventional radiologists and vascular surgeons. The Interventional product category will also include the Biotronik Vascular Intervention business, significantly expanding our portfolio in both coronary and peripheral cath lab procedures1.
-Surgical, offering single-use and reusable devices designed for use in a variety of surgical procedures, primarily consisting of metal and polymer ligating clips, fascial closure surgical systems used in laparoscopic surgical procedures, percutaneous surgical systems, a powered bariatric stapler, and other surgical instruments used in ear, nose and throat and cardiovascular and thoracic procedures.
Following the separation, RemainCo is expected to generate constant currency revenue growth of 6%+. The separation is expected to be accretive to Teleflex adjusted gross margin and neutral to Teleflex adjusted operating margin initially, partially as a result of higher anticipated investment in R&D. RemainCo will have a simplified and nimble operating model with a streamlined manufacturing footprint, transitioning from 19 manufacturing facilities anticipated at Teleflex as of year-end 2025 to 7 facilities at RemainCo post-separation with the remaining 12 expected to transfer to NewCo. This simplification will provide opportunities for margin improvement over time and will create capacity for additional focused R&D investment. The transaction is also expected to be accretive to EPS growth, with RemainCo anticipated to deliver double digit EPS growth in the first full year following the separation.

With this enhanced financial profile, RemainCo will have increased flexibility to better align its capital allocation philosophy and growth strategy. RemainCo will remain disciplined, planning to prioritize allocating capital to internal investment into high-ROI growth drivers, growth-accretive acquisitions to help RemainCo more effectively compete in highly innovative end markets, repaying debt as appropriate to optimize leverage profile, and continuing to return capital to shareholders via quarterly dividends and opportunistic share repurchases. RemainCo is targeting a net leverage ratio below 3.0x through 2026.

Liam Kelly will continue to lead RemainCo as its Chairman, President and CEO.

NewCo Will Have Undivided Management Focus to Unlock Potential in Urology, Acute Care, and OEM End Markets

NewCo, with approximately $1.4 billion in revenue in 2024, is also expected to benefit from a simplified operating model, increased management focus, and a tailored investment and capital allocation strategy. NewCo will be better positioned to identify, invest in, and capitalize on opportunities unique to its businesses, with established leadership positions across three categories:
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-Urology, to include the company’s Interventional Urology and bladder management portfolios. Key brands and products include the UroLift System, a minimally invasive technology for treating lower urinary tract symptoms due to benign prostatic hyperplasia in men 45 years of age or older, Barrigel, the company’s hyaluronic acid gel-based rectal spacing product used in connection with radiation therapy treatment of prostate cancer, and the Rüsch brand of catheters and bladder management products.
-Acute Care, to include the majority of Teleflex’s Anesthesia product category, as well as the company’s Respiratory product category, portfolio of intra-aortic balloon pumps, and select other products. Anesthesia products will include our airway management portfolio consisting of laryngoscopes, supraglottic airways, and endotracheal tubes, as well as our pain management portfolio, consisting of epidurals, catheters and disposable pain pumps for regional anesthesia, designed to improve patients’ post-operative pain experience.
-OEM, focused on the design, manufacture, and supply of devices and instruments for other medical device manufacturers. The OEM segment specializes in custom extrusions, micro-diameter film-cast tubing, diagnostic and interventional catheters, balloons and balloon catheters, film-insulated fine wire, coated mandrel wire, conductors, sheath/dilator introducers, specialized sutures and performance fibers, bioabsorbable sutures, yarns and resins.
Following the separation, NewCo is expected to generate low-single digit constant currency revenue growth with a mid-50% adjusted gross margin profile. Over the medium term, NewCo will have the potential to improve growth into the low-single-digit to mid-single digit range as the UroLift business recovers, Barrigel growth remains strong, and the OEM business seeks to return to historical growth empowered by greater flexibility to further expand customer base and enhance capabilities.

Teleflex intends to initiate an executive search for key management positions at NewCo shortly. The NewCo Board of Directors, management and headquarters will be announced as they are finalized.

Transaction Details

The transaction is intended to take the form of a distribution of newly issued shares of NewCo to shareholders that is tax-free for U.S. tax purposes. The company expects the transaction to be completed mid-2026. The transaction is subject to satisfaction of customary conditions, including final approval from the Teleflex Board of Directors, filing and effectiveness of a Form 10 registration statement with the U.S. Securities and Exchange Commission, receipt of a tax opinion from Teleflex’s tax advisor, receipt of a private letter ruling from the Internal Revenue Service, satisfactory completion of financing, and receipt of other regulatory approvals. No assurance can be given regarding the form that a separation transaction may take or the specific terms or timing, or that a separation will in fact occur.

Advisors

Centerview Partners LLC is serving as financial advisor to Teleflex. Simpson Thacher & Bartlett LLP is acting as legal advisor to Teleflex.

Conference Call and Webcast
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Teleflex separately reported today fourth quarter and full-year 2024 financial results and announced its entry into a definitive agreement to acquire substantially all of Biotronik’s Vascular Intervention business. The company will host a conference call at 8:00 am ET on Thursday, February 27, 2025 to discuss the results and today’s announcement.

To participate in the conference call, please utilize this link to pre-register and receive the dial-in information. The call can also be accessed through a live audio webcast on the company’s website, teleflex.com.

An audio replay of the call will be available beginning at 11:00 am Eastern Time on February 27, 2025, either on the Teleflex website or by telephone. The call can be accessed by dialing 1 800 770 2030 (U.S. and Canada) or 1 609 800 9909 (all other locations). The conference ID is 69028.

About Teleflex Incorporated

As a global provider of medical technologies, Teleflex is driven by our purpose to improve the health and quality of people’s lives. Through our vision to become the most trusted partner in healthcare, we offer a diverse portfolio with solutions in the therapy areas of anesthesia, emergency medicine, interventional cardiology and radiology, surgical, vascular access, and urology. We believe that the potential of great people, purpose driven innovation, and world-class products can shape the future direction of healthcare.

Teleflex is the home of Arrow™, Barrigel™, Deknatel™, LMA™, Pilling™, QuikClot™, Rüsch™, UroLift™ and Weck™ – trusted brands united by a common sense of purpose.

At Teleflex, we are empowering the future of healthcare. For more information, please visit teleflex.com.

References:
1.Teleflex announced today that it has entered into a definitive agreement to acquire substantially all of the Vascular Intervention business of BIOTRONIK SE & Co. KG, which it expects to close by the end of the third quarter of 2025.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements about the company's plans to separate certain of its businesses into an independent company, the expected timetable for completing the transaction, the tax-free nature of the transaction, the future financial and operating performance of each company following the transaction, the benefits and synergies of the transaction, strategic and competitive advantages of each company, and future growth and other opportunities for each company. Actual results could differ materially from those in the forward-looking statements due to, among other things, any changes in or abandonment of the proposed transaction and our ability to satisfy the conditions to the proposed transaction; unanticipated costs and length of time required to comply with legal requirements and regulatory approvals applicable to the transaction; customer and shareholder reaction to the transaction; disruption from the transaction making it more
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difficult to maintain business and operational relationships; significant transaction costs; changes in general and international economic conditions, including fluctuations in foreign currency exchange rates; and other factors described or incorporated in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024.

CAUTION: Federal (USA) law restricts these devices for sale or use by or on the order of a physician.

Teleflex, the Teleflex logo, Arrow, Barrigel, Deknatel, LMA, Pilling, QuikClot, Rüsch, UroLift and Weck are trademarks or registered trademarks of Teleflex Incorporated or its affiliates in the U.S. and/or other countries. Other names are the trademarks of their respective owners. Refer to the Instructions for Use for a complete listing of the indications, contraindications, warnings, and precautions. Information in this document is not a substitute for the product Instructions for Use. Not all products may be available in all countries. Please contact your local representative.

© 2025 Teleflex Incorporated. All rights reserved.

Contacts:
Teleflex
Lawrence Keusch
Vice President, Investor Relations and Strategy Development

investor.relations@teleflex.com
610-948-2836

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